UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 1, 2013, the Board of Directors of Universal Health Services, Inc. (the “Company”) appointed Eileen C. McDonnell to serve as a member of the Company’s Board of Directors (“Board”). Ms. McDonnell becomes the seventh member of the Company’s Board and will serve as a Class I director until the Annual Meeting of Stockholders in 2015 or until her successor shall have been elected and qualified. Ms. McDonnell or her successor will be subject to the election by the holders of Class A and Class D Common Stock at such time in 2015. Ms. McDonnell was also appointed to the Audit Committee of the Board. Ms. McDonnell was not selected pursuant to any arrangement or understanding with any person, and has had no direct or indirect interest in any of the Company’s transactions during the preceding or current fiscal year within the meaning of Item 404(a) of Regulation S-K. Ms. McDonnell’s compensation for her services will be consistent with the standard compensation paid to other non-employee directors of the Company.

On April 1, 2013, the Company issued a press release announcing Ms. McDonnell’s appointment to the Board. The press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Universal Health Services, Inc. press release, dated April 1, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Senior Vice President and Chief Financial Officer

Date: April 1, 2013

Exhibit Index

Exhibit No.	Exhibit

99.1	Universal Health Services, Inc., press release dated April 1, 2013.